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                                                                    Exhibit 10.9

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         AMENDMENT, dated as of April 11, 2002, to Asset Purchase Agreement, dated as of February 26, 2002 (the "Asset Purchase Agreement"), by and among LTV Steel Company, Inc., River Terminal Railway Company, Chicago Short Line Railway Company, The Cuyahoga Valley Railway Company, The LTV Corporation, LTV Electro-Galvanizing, Inc. and International Steel Group Inc. (formerly WLR Acquisition Corp.).

                                    RECITALS

         WHEREAS, Buyer and the LTV Companies entered into the Asset Purchase Agreement; and

         WHEREAS, Buyer and the LTV Companies desire to amend the Asset Purchase Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and their respective agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the LTV Companies and Buyer hereby agree as follows:

         ARTICLE I

         1.1 DEFINITIONS. Capitalized terms used herein without definition have the meanings ascribed thereto in the Asset Purchase Agreement.

         ARTICLE II

         2.1 SECOND CLOSING DATE. Notwithstanding anything in the Asset Purchase Agreement to the contrary, subject to the satisfaction of the conditions set forth in SECTION 2.10 hereof, the closing (the "Second Closing") for the sale of the Additional Assets to Buyer shall occur on a date not later than May 13, 2002 as notified by Buyer to LTV at least one Business Day in advance of the Second Closing. Upon the consummation of the Second Closing, the Additional Assets shall constitute Acquired Assets.

         2.2 CLOSING DATE INVENTORY. Sellers acknowledge that Hilco Appraisal Services, LLC ("Hilco") is conducting a verification of LTV's inventory (the "Physical Inventory") of slabs, raw materials, iron ore chips and Excess Supplies located at the Real Property and coal located at the Chicago Coke Battery. Buyer will notify LTV of the results of Hilco's verification (the "Verification Statement"). After the Closing Date and prior to the Second Closing, Sellers will reflect any adjustments that Buyer and Sellers determine to make to the Closing Date Inventory delivered pursuant to SECTION 3.2(b) of the Asset Purchase Agreement. Any adjustment to the Closing Date Inventory as a result of the Verification Statement or as otherwise agreed shall be final and binding for all purposes under the Asset Purchase Agreement. Seller shall not be obligated to make any adjustment reflected in the Verification Statement, and Buyer shall not waive any rights it may have pursuant to the Asset

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Purchase Agreement with respect to adjustments included in the Verification
Statement that are not reflected in the Closing Date Inventory (or adjusted).

         2.3 INVENTORY PURCHASE PRICE. In accordance with the Asset Purchase Agreement, the Inventory Purchase Price shall be determined based on the prices determined pursuant to SECTION 1.6(b) to the Asset Purchase Agreement with respect to the Negotiated Inventory (including the coal located at the Chicago Coke Battery) identified in the Closing Date Inventory (as adjusted, if adjusted, pursuant to SECTION 2.2) plus (without duplication) $350,000 for the Excess Supplies.

         2.4      INTERMEDIATE PURCHASES AND REMOVALS OF INVENTORY.

         (a) From time to time prior to the Second Closing, upon not less than one Business Day's written notice to LTV, Buyer shall have the right to purchase a portion of the Negotiated Inventory (any such portion, a "Inventory Portion"), provided that Buyer (a) certifies to LTV with reasonable specificity the identity, location and amount of the Inventory Portion to be purchased, and (b) pays to Sellers the corresponding portion of the Inventory Purchase Price therefor (determined in accordance with SECTION 2.3 hereof). Upon payment of such purchase price to Sellers in accordance with SECTION 2.6 hereof, Seller shall sell such Inventory Portion to Buyer and will deliver the documents with respect thereto set forth in SECTION 2.5 hereof.

         (b) Between the Closing Date and May 13, 2002 Sellers (or purchaser of Removable Inventory) shall have the right to enter the Real Property and remove Removable Inventory. Sellers shall have the right, at Sellers costs and expense (based on Buyer's costs actually incurred) to use Buyer's equipment and personnel as is reasonably necessary to load and remove the Removable Inventory; PROVIDED, HOWEVER, that such use shall be coordinated so as not to adversely affect the conduct of Buyer's business operations and; PROVIDED, FURTHER, that Sellers shall advance Buyer the direct costs to be incurred by Buyer, based on Buyer's reasonable estimate thereof.

         2.5 SELLER'S DELIVERIES AT SECOND CLOSING. The sale, transfer and delivery by Sellers of the Additional Assets to Buyer, as herein provided, shall be effected on the date of the Second Closing (or prior thereto in accordance with SECTION 2.4 hereof) by bills of sale and other instruments of transfer and conveyance, excluding any representations, warranties or covenants and shall otherwise be consistent with the terms of this Agreement and the Asset Purchase Agreement reasonably satisfactory in form and substance to counsel for Buyer. Seller shall also deliver all such documents as maybe necessary or reasonably desirable to evidence the release of Sellers' interest in the Acquired Assets.

         2.6 BUYER'S DELIVERIES AT THE SECOND CLOSING. At the Second Closing (or prior thereto in accordance with SECTION 2,4 hereof), Buyer shall pay to the Sellers the Inventory Purchase Price (or portion thereof in accordance with SECTION 2.4), by wire transfer of immediately available funds to the Seller's Account. If Buyer has purchased one or more Inventory Portions pursuant to SECTION 2.4 the Inventory Purchase Price payable at the Second Closing shall be reduced by the aggregate amount paid by Buyer for the purchase of such Inventory Portions.

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         2.7      SELLER'S REPRESENTATION AND WARRANTY. At the Second Closing
and on the date of any purchase of an Inventory Portion pursuant to SECTION 2.4 hereof, the LTV Companies will have the right to transfer the Additional Assets to Buyer free and clear of all Liens, other than Permitted Liens.

         2.8 SELLER'S COVENANT. From the date hereof through the Second Closing, Sellers shall not sell, lease or otherwise dispose of any item of Negotiated Inventory.

         2.9      BUYER'S COVENANTS.

         (a) From the Closing Date through the date of the Second Closing, Buyer shall allow Sellers, upon reasonable notice and during normal business hours, to enter onto the Real Property solely for the purpose of inspecting the Additional Assets, provided, however, that Sellers shall cooperate with Buyer to insure that any such inspection shall not adversely affect the conduct of Buyer's business operations.

         (b) At all times from the Closing Date to the date of the Second Closing (or the date of the purchase of an Inventory Portion, as the case may be), Buyer shall keep the Negotiated Inventory physically segregated from Buyer's other inventory, with the location accessible and documented, and designated as Sellers' property on Buyer's inventory systems and records.

         (c) Prior to the date of the Second Closing (or the date of the purchase of an Inventory Portion, as the case may be), Buyer shall provide to Sellers at any time upon Sellers' request any and all documents and other evidence (including, but not limited to, financing statements designed to give UCC-1 notice to third parties of Sellers' ownership of the Negotiated Inventory and other written documentation acknowledging such ownership and any security interests granted by LTV to one or more third parties) and take any and all action as may be required or appropriate to prove or demonstrate to any third party that title to the Negotiated Inventory remains with Sellers.

         (d) Risk of loss with respect to the Negotiated Inventory shall pass to Buyer on the Closing Date, and Buyer shall have an insurable interest therein. Buyer shall use commercially reasonable efforts to preserve and protect the Negotiated Inventory and shall indemnify Sellers from any loss or damage thereto. Buyer shall be responsible for and shall indemnify, defend and hold Sellers harmless against any injury, loss or damage to persons arising out of the handling, storage, preservation or use of the Negotiated Inventory while situated at the Real Property and titled to Sellers; PROVIDED, HOWEVER, that except in case of Buyer's gross negligence or willful misconduct, Buyer shall have no liability under this SECTION 2.9(d) for any loss, damage or injury to any employee or agent of any LTV Party. Buyer, at its expense, shall use commercially reasonable efforts to obtain following the Closing Date and thereafter shall keep and maintain "all risks" insurance against physical loss or damage to the Negotiated Inventory in an amount sufficient to protect the full interest of Sellers in the Negotiated Inventory that are in possession of Buyer.

         2.10 CONDITIONS TO SECOND CLOSING. Buyer's and the LTV Companies' respective obligations to consummate the Second Closing are subject to the consummation of the Closing. In addition Buyer's obligation to consummate the Second Closing is subject to the

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representation and warranty of Sellers set forth in SECTION 2.7 being true and correct as of the Closing Date, except for such inaccuracies as would not, together with the inaccuracies, if any, of Sellers' representations and warranties contained in the Asset Purchase Agreement, result in a Material Adverse Effect, and the Sellers having performed and complied in all material respects with the covenant set forth in SECTION 2.8. If any of the conditions to the Second Closing are not satisfied or waived, Buyer shall not be obligated to purchase the Additional Assets. If the condition to the Second Closing set forth in the first sentence of this SECTION 2.10 is not satisfied or waived, Sellers shall not be obligated to sell the Additional Assets.

         2.11 REMOVAL OF INVENTORY. In the event that the Second Closing does not occur, Sellers shall, upon reasonable notice, have the right (a) to enter the Real Property (with or without potential purchasers of Inventory) in connection with efforts to market and sell the Inventory, and (b) to enter (or allow purchasers of Inventory to enter) the Real Property to remove the Inventory, provided, however, that Buyer and Seller shall cooperate to insure that such removal does not adversely affect the conduct of the Buyer's business operations. Sellers shall have the right, at Sellers' cost and expense (based on Buyer's costs actually incurred) use (or allow purchasers of Inventory to use) Buyer's equipment and personnel as is reasonably necessary to load and remove any inventory; provided, however, that such use shall be coordinated so as not to adversely affect the conduct of Buyer's business operations and; PROVIDED, FURTHER, that Sellers shall advance Buyer the direct costs to be incurred by Buyer, based on Buyer's reasonable estimate thereof.

         2.12 AMENDMENT TO SECTION 8.1. Each reference to "45 days after the date hereof" or "45 days after the date of this Agreement" contained in SECTION 8.1(b), (d), (e) and (g) of the Asset Purchase Agreement is hereby amended and restated to read as follows: "60 days after the date hereof".

         ARTICLE III

         3.1 TITLE INSURANCE. Subject to the satisfaction of all of the other conditions to Closing set forth in SECTION 7.2 of the Asset Purchase Agreement, Buyer agrees that it will waive the condition to Closing set forth in
SECTION 7.2(g) of the Asset Purchase Agreement to the extent (and only the extent) that it applies to the Real Properties owned or leased by the Chicago Short Line. The foregoing shall not be deemed a waiver of any other condition to Closing (including, without limitation, the provisions of SECTION 7.2(g) as they relate to the Real Properties owned or leased by any Seller other than the Chicago Short Line). Notwithstanding the foregoing, before and following the Closing Date, Sellers agree to continue to cooperate with Buyer in connection with obtaining title insurance, including but not limited to, any factually accurate affidavit required by the title company to be delivered by Seller to remove certain exceptions on such title insurance policy, with respect to the Real Properties owned or leased by Chicago Short Line.

         3.2 USSC. Sellers acknowledge that United States Steel Corporation and its affiliates (collectively, "USSC") disputes the cure costs claimed by LTV and its Affiliates under the contracts set forth on the Disclosure Schedules between Sellers and USSC (collectively, the "USSC Agreements"). Buyer acknowledges that LTV disputes USSC's claimed cure costs and that LTV claims the amounts owed by USSC to LTV under the USSC Agreements exceed the

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amounts owed by LTV to USSC thereunder. If the Bankruptcy Court determines that there are any cure costs with respect to such USSC Agreements or if Sellers and USSC otherwise agree on the amount of such cure costs, LTV shall upon issuance of such order (or such agreement with USSC), authorize the Escrow Agent (The Huntington National Bank, N.A.) under the Escrow Amount Escrow Agreement to release immediately to Buyer from the Escrow Amount an amount equal to the cure costs determined by the Bankruptcy Court (or as agreed with USSC).

         3.3 DEPOSITS. Notwithstanding anything to the contrary contained in the Asset Purchase Agreement or SCHEDULE 1.1(p) thereof, in consideration of Buyer's agreement to pay $54,575 (the "Deposit Price") to Sellers at Closing (in addition to the Acquired Asset Purchase Price), all of the deposits referred to on SCHEDULE 1.1(p) to the Asset Purchase Agreement shall be deemed to be Acquired Assets (without any portion thereof attributable to Excluded Assets) upon payment of the Deposit Price to Sellers at Closing. Sellers agree to cooperate with Buyer following the Closing Date in connection with providing First Energy and/or First Energy IEU-Ohio Pool with any documentation required by them to evidence transfer of ownership of such deposits to Buyer.

         3.4 WCI AGREEMENT. Notwithstanding anything in the Asset Purchase Agreement or the Schedules thereto to the contrary, (a) that certain Road, Rail and Utilities Agreement between LTV Steel Company, Inc. and Warren Consolidated Industries, Inc., dated August 31, 1988 (the "WCI Agreement"), is an Excluded Contract and such agreement shall not constitute an Executory Contract for purposes of the Asset Purchase Agreement, (b) pursuant to SECTION 9.2 of the Asset Purchase Agreement, immediately upon deposit of the $8,000,000 in the Escrow Amount Escrow Agreement, the parties shall direct and authorize the Escrow Agent thereunder (The Huntington Bank, N.A.) to disburse to Seller $2,000,000 (such deposit and release to be netted at Closing such that Buyer's actual deposit in the Escrow Amount Escrow Account at Closing shall be $6,000,000), and (c) payment of the amount described in SECTION 3.4(b) shall satisfy and fully discharge any and all claims of Buyer against all LTV Parties arising out of or in connection with the WCI Agreement or any inaccuracy of representation or warranty with respect thereto.

         3.5 RECORDS. Buyer will afford Sellers reasonable access to any Employee Records retained by Buyer upon reasonable notice, and during regular business hours.

         ARTICLE IV

         4.1 AMENDMENT OF SECTION 1.2(b). SECTION 1.2(b) of the Asset Purchase Agreement is amended and restated as follows:

         "(b) all of Sellers' prepaid insurance premiums and insurance deposits and rights to refunds or adjustments in respect of periods prior to the Closing Date with respect thereto and all rights to insurance proceeds, reinsurance proceeds or other insurance Contract recoveries, other than rights assigned to Buyer pursuant to SECTION 12.1;"

         4.2 AMENDMENT OF SECTION 5.1(d). The following sentence is added as the last sentence of SECTION 5.1(d).

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                  "Notwithstanding the foregoing, at the request of Buyer at any time after the Closing Date, the LTV Companies shall, at their sole expense, execute and deliver, any and all quit-claim deeds and/or real estate transfer documents required to effectuate the purchase of the Real Properties."

         4.3 AMENDMENT TO SECTION 10.1. The second sentence of SECTION 10.1 is hereby amended and restated to read as follows: "Buyer will have the right to assign this Agreement to one or more of its Affiliates, provided that Buyer shall remain jointly and severally liable under this Agreement with any Affiliate assignee for any obligation assigned to such Affiliate."

         4.4 ADDITION OF ARTICLE 12. The Asset Purchase Agreement is amended by the addition of the following Article:

                  "ARTICLE 12. ASSIGNMENTS WITH RESPECT TO CERTAIN INSURANCE AND REINSURANCE POLICIES.

                  "SECTION 12.1 CERTAIN RIGHTS TO PRE-CLOSING POLICIES. Pursuant to the terms and subject to the conditions of this Agreement, the Sellers do hereby, effective as of Closing, assign, transfer, convey and deliver to Buyer and each of its subsidiaries (each, a "Buyer Sub"), and each Buyer Sub shall at Closing acquire from the Sellers, a joint interest with the Sellers in and to all rights to coverage under the general liability insurance policies and reinsurance policies that the Sellers and/or their predecessors and affiliates acquired prior to the Closing (the "Pre-Closing Policies") with respect to Acquired Assets and/or the Assumed Liabilities that are acquired and/or assumed by each such Buyer Sub pursuant to the Asset Purchase Agreement or any document delivered pursuant thereto. For the avoidance of doubt, the Sellers do not hereby assign, transfer, convey and/or deliver any joint interest in any rights to coverage under the Pre-Closing Policies that do not relate specifically to the Acquired Assets or the Assumed Liabilities."

                  "SECTION 12.2 ASSIGNMENT OF CERTAIN PROCEEDS FROM PRE-CLOSING POLICIES. Pursuant to the terms and subject to the conditions of this Agreement, each Buyer Sub does hereby, effective as of Closing, assign, transfer, convey and deliver to the Sellers the right to any and all proceeds and/or any and all amounts collected or recovered by such Buyer Sub (or on its behalf) after the Closing from the Pre-Closing Policies', insurers and/or reinsurers (or any assignee or successor thereto) with respect to the Pre-Closing Policies; PROVIDED, HOWEVER, that Sellers shall pay Buyer (or its designee) twenty-five percent (25%) of (x) any and all proceeds and/or any and all amounts collected or recovered after the Closing from the Pre-Closing Policies' insurers and/or reinsurers (or any assignee or successor thereto) with respect to the Pre-Closing Policies, minus (y) all fees and expenses paid after Closing to Covington and Burling and the consultants Bernard Metzger & Associates and Insolutions engaged by Sellers in connection with the realization of such proceeds and amounts. The terms of such engagements shall be determined by Sellers, with consent of Buyer. Sellers agree that to effectuate the foregoing, Sellers shall arrange to have such proceeds and/or

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         amounts, less said fees and expenses, paid directly into an escrow account for the benefit of Sellers and Buyer (the "Escrow Account") at the law firm of Covington & Burling for distribution to Buyer (or its designee) and Sellers in accordance with the terms of this Agreement."

                  "SECTION 12.3 PROSECUTION OF CLAIMS WITH RESPECT TO PRE-CLOSING POLICIES. Effective as of the Closing, Buyer Sub and Sellers agree that Covington & Burling shall act as joint counsel for Buyer, and Buyer Subs and Sellers to exclusively to manage claims and attempt to recover any proceeds and/or amounts with respect to the Pre-Closing Policies. The Sellers will be solely responsible for the prosecution of claims with respect to the Pre-Closing Policies, and Buyer shall not, and shall cause the Buyer Parties not to, independently seek to prosecute claims with respect to the Pre-closing Policies without the prior written consent of the Sellers. Further, Sellers shall not enter into any settlement agreements with respect to such prosecution of claims without Buyer's consent, such consent not to be unreasonably withheld. In no event shall Sellers have any liability to Buyer or any Buyer Sub as the result of the manner in which Sellers undertake or fail to undertake the prosecution of claims. Buyer hereby acknowledges and agrees to provide, and to cause the Buyer Subs to provide, reasonable assistance to the Sellers, at the Sellers' expense, that the Sellers might reasonably request in connection with the Sellers' prosecution of claims with respect to the Pre-Closing Policies. Notwithstanding the foregoing, Buyer and the Buyer Subs shall not be required to incur any expense unless Sellers have advanced the amount thereof to Buyer. Any expenses which Buyer or any Buyer Sub may incur concerning the prosecution of claims with respect to the Pre-Closing Policies which are incurred other than as a result of Sellers' request for assistance shall be borne by Buyer or such Buyer Sub. The parties hereto hereby acknowledge that the Sellers might need access to certain non- public information regarding the Business and might need to provide such non-public information regarding the Business to the Pre-Closing Policies' insurers and/or reinsurers. Buyer shall not, and shall cause the Buyer Subs not to, unreasonably withhold such information or restrict the ability of Sellers to provide such information to the Pre-Closing Policies' insurers and/or reinsurers. For the avoidance of doubt, the parties hereto hereby acknowledge that the Sellers' access to and provision of such non-public information to the Pre-Closing Policies' insurers and/or reinsurers for the purpose of the prosecution of claims with respect to the Pre-Closing Policies will not violate the covenant made by the LTV Companies in Section 5.1(e) of this Agreement. Buyer will execute any releases relating to the Pre-Closing Policies that are reasonably required by a Pre-Closing Policies' insurer and/or reinsurer in order for the Sellers to prosecute and/or settle any claims with respect to the Pre-Closing Policies, provided that no such release contains any affirmative obligation for Buyer or any Buyer Sub or otherwise adversely affects Buyer's or any Buyer Sub's conduct of the business. In addition, each party will execute and deliver promptly any other documents reasonably requested by another party hereto to evidence the covenants and appointments set forth in this ARTICLE 12."

         ARTICLE V

         5.1 FULL FORCE AND EFFECT. Except as specifically amended or modified hereby, the Asset Purchase Agreement remains in full force and effect in accordance with its

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terms. This Amendment is a part of the Asset Purchase Agreement and shall be subject to the terms and conditions thereof (as amended hereby).

         5.2 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         (The remainder of this page is intentionally left blank.)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                           INTERNATIONAL STEEL GROUP INC.

                                           By: /s/ Wilbur L. Ross, Jr.
                                           ------------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title: Chairman


                                           LTV STEEL COMPANY, INC.

                                           By: /s/ Glenn J. Moran
                                           ------------------------------------
                                           Name: Glenn J. Moran
                                           Title: CEO

                                           RIVER TERMINAL RAILWAY COMPANY

                                           By: /s/ Daniel P. Hennessy
                                           ------------------------------------
                                           Name: Daniel P. Hennessy
                                           Title: CEO

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                                           CHICAGO SHORT LINE RAILWAY COMPANY

                                           By: /s/ Daniel P. Hennessy
                                           ------------------------------------
                                           Name: Daniel P. Hennessy
                                           Title: CEO

                                           THE CUYAHOGA VALLEY RAILWAY
                                           COMPANY

                                           By: /s/ Daniel P. Hennessy
                                           ------------------------------------
                                           Name: Daniel P. Hennessy
                                           Title: CEO

                                           THE LTV CORPORATION

                                           By: /s/ Glenn J. Moran
                                           ------------------------------------
                                           Name: Glenn J. Moran
                                           Title: Chairman & CEO

                                           LTV ELECTRO-GALVANIZING, INC.
                                           By: /s/ Glenn J. Moran
                                           ------------------------------------
                                           Name: Glenn J. Moran
                                           Title: Chairman & CEO

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